     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 15, 1998

                                           REGISTRATION STATEMENT NO. 333-58795

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                AMENDMENT NO. 1
                                      TO
                                   FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ----------------

                        ALBANY MOLECULAR RESEARCH, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         NEW YORK                    2833                    14-1742717
     (STATE OR OTHER     (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER
       JURISDICTION       CLASSIFICATION CODE NUMBER)   IDENTIFICATION NO.)
   OF INCORPORATION OR
      ORGANIZATION)

                               ----------------

                  21 CORPORATE CIRCLE, ALBANY, NEW YORK 12203
                                (518) 464-0279
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)

                               ----------------

                           THOMAS E. D'AMBRA, PH.D.
                     CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                        ALBANY MOLECULAR RESEARCH, INC.
                              21 CORPORATE CIRCLE
                          ALBANY, NEW YORK 12203-5154
                                (518) 464-0279
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ----------------

                                  COPIES TO:
         STUART M. CABLE, ESQ.                ALEXANDER D. LYNCH, ESQ.
      GOODWIN, PROCTER & HOAR LLP               BABAK YAGHMAIE, ESQ.
            EXCHANGE PLACE                 BROBECK, PHLEGER & HARRISON LLP
   BOSTON, MASSACHUSETTS 02109-2881                 1633 BROADWAY
            (617) 570-1000                    NEW YORK, NEW YORK 10019
                                                   (212) 581-1600

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO
SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                EXPLANATORY NOTE

This Amendment No. 1 is solely to file Exhibits 10.7, 10.8 and 10.9.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION(1)

  The following table sets forth the estimated expenses payable by the Company in connection with this offering (excluding underwriting discounts and commissions):

       NATURE OF EXPENSE                                                AMOUNT
       -----------------                                                -------
   SEC Registration Fee................................................ $12,688
   NASD Filing Fee.....................................................   4,801
   Nasdaq Listing Fee..................................................       *
   Accounting Fees and Expenses........................................       *
   Legal Fees and Expenses.............................................       *
   Printing Expenses...................................................       *
   Blue Sky Qualification Fees and Expenses............................  10,000
   Transfer Agent's Fee................................................  25,000
   Miscellaneous.......................................................       *
                                                                        -------
     TOTAL............................................................. $
                                                                        =======

----------
(1) The amounts set forth above, except for the SEC, NASD and Nasdaq fees, are in each case estimated.
  * To be completed by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The Company has entered into indemnification agreements with each of its directors reflecting the provisions of its By-laws and requiring the advancement of expenses in proceedings involving such directors in most circumstances.

  Under Section 8 of the Underwriting Agreement filed as Exhibit 1.1 hereto, the Underwriters have agreed to indemnify, under certain conditions, the Company, its directors, certain officers and persons who control the Company within the meaning of the Securities Act against certain liabilities.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

  Set forth in chronological order below is information regarding the number of shares of capital stock issued by the Registrant for the past three years beginning in July 1995. Further included is the consideration, if any, received by the Registrant for such shares, and information relating to the section of the Securities Act of 1933, as amended (the "Securities Act"), or rule of the Securities and Exchange Commission under which exemption from registration was claimed. The following transactions give effect to the Company's 3-for-2 stock split of its Common Stock, which will become effective in August 1998.

 (1) In August 1995, under the Registrant's 1992 Stock Option Plan, the Registrant granted options to purchase an aggregate of 72,000 shares of the Registrant's Common Stock to employees of the Registrant in reliance upon the exemption from registration under Rule 701 promulgated under the Securities Act.

 (2) In October 1995, under the Registrant's 1992 Stock Option Plan, the Registrant granted options to purchase an aggregate of 45,000 shares of the Registrant's Common Stock to directors of the Registrant in reliance upon the exemption from registration under Rule 701 promulgated under the Securities Act.

 (3) In February 1996, the Registrant issued 52,500 shares of the Registrant's Common Stock upon the exercise of an outstanding stock option for an aggregate exercise price of $11,550 to an employee of the Registrant in reliance upon the exemption from registration under Rule 701 promulgated under the Securities Act.

 (4) In May 1996, under the Registrant's 1992 Stock Option Plan, the Registrant granted options to purchase an aggregate of 45,000 shares of the Registrant's Common Stock to employees and directors of the Registrant in reliance upon the exemption from registration under Rule 701 promulgated under the Securities Act.

 (5) In May 1996, the Registrant issued 30,075 shares of the Registrant's Common Stock upon the exercise of outstanding stock options for an aggregate exercise price of $5,063 to employees of the Registrant in reliance upon the exemption from registration under Rule 701 promulgated under the Securities Act.

 (6) In July 1996, the Registrant issued 22,500 shares of the Registrant's Common Stock upon the exercise of an outstanding stock option for an aggregate exercise price of $4,950 to an employee of the Registrant in reliance upon the exemption from registration under Rule 701 promulgated under the Securities Act.

 (7) In July 1996, the Registrant issued 3,750 shares of the Registrant's Common Stock upon the exercise of an outstanding stock option for an aggregate exercise price of $3,125 to an employee of the Registrant in reliance upon the exemption from registration under Rule 701 promulgated under the Securities Act.

 (8) In October 1996, under the Registrant's 1992 Stock Option Plan, the Registrant granted options to purchase an aggregate of 15,000 shares of the Registrant's Common Stock to an employee of the Registrant in reliance upon the exemption from registration under Rule 701 promulgated under the Securities Act.

 (9) In December 1996, under the Registrant's 1992 Stock Option Plan, the Registrant granted options to purchase an aggregate of 15,000 shares of the Registrant's Common Stock to an employee of the Registrant in reliance upon the exemption from registration under Rule 701 promulgated under the Securities Act.

(10) In January 1997, pursuant to stock option agreements, the Registrant granted options to purchase an aggregate of 22,743 shares of the Registrant's Common Stock to employees of the Registrant in reliance upon the exemption from registration under Rule 701 promulgated under the Securities Act.

(11) In January 1997, under the Registrant's 1992 Stock Option Plan, the Registrant granted options to purchase an aggregate of 56,232 shares of the Registrant's Common Stock to employees of the Registrant in reliance upon the exemption from registration under Rule 701 promulgated under the Securities Act.

(12) In January 1997, the Registrant issued 75 shares of the Registrant's Common Stock upon the exercise of an outstanding stock option for an aggregate exercise price of $63 to an employee of the Registrant in reliance upon the exemption from registration under Rule 701 promulgated under the Securities Act.

(13) In February 1997, under the Registrant's 1992 Stock Option Plan, the Registrant granted options to purchase an aggregate of 15,000 shares of the Registrant's Common Stock to an employee of the Registrant in reliance upon the exemption from registration under Rule 701 promulgated under the Securities Act.

(14) In April 1997, under the Registrant's 1992 Stock Option Plan, the Registrant granted options to purchase an aggregate of 11,250 shares of the Registrant's Common Stock to directors of the Registrant in reliance upon the exemption from registration under Rule 701 promulgated under the Securities Act.

(15) In May 1997, under the Registrant's 1992 Stock Option Plan, the Registrant granted options to purchase an aggregate of 45,000 shares of the Registrant's Common Stock to employees of the Registrant in reliance upon the exemption from registration under Rule 701 promulgated under the Securities Act.

(16) In May 1997, the Registrant issued 1,435 shares of the Registrant's Common Stock upon the exercise of an outstanding stock option for an aggregate exercise price of $1,196 to an employee of the Registrant in reliance upon the exemption from registration under Rule 701 promulgated under the Securities Act.

(17) In June 1997, the Registrant granted an aggregate of 4,431 shares of the Registrant's Common Stock to directors of the Registrant in reliance upon the exemption from registration under Rule 701 promulgated under the Securities Act.

(18) In July 1997, the Registrant issued 600 shares of the Registrant's Common Stock upon the exercise of an outstanding stock option for an aggregate exercise price of $500 to an employee of the Registrant in reliance upon the exemption from registration under Rule 701 promulgated under the Securities Act.

(19) In December 1997, pursuant to stock option agreements, the Registrant granted options to purchase an aggregate of 18,300 shares of the Registrant's Common Stock to employees of the Registrant in reliance upon the exemption from registration under Rule 701 promulgated under the Securities Act.

(20) In December 1997, under the Registrant's 1992 Stock Option Plan, the Registrant granted options to purchase an aggregate of 109,575 shares of the Registrant's Common Stock to employees of the Registrant in reliance upon the exemption from registration under Rule 701 promulgated under the Securities Act.

(21) In December 1997, the Registrant issued 3,750 shares of the Registrant's Common Stock upon the exercise of an outstanding stock option for an aggregate exercise price of $825 to an employee of the Registrant in reliance upon the exemption from registration under Rule 701 promulgated under the Securities Act.

(22) In February 1998, the Registrant issued 4,500 shares of the Registrant's Common Stock upon the exercise of an outstanding stock option for an aggregate exercise price of $990 to an employee of the Registrant in reliance upon the exemption from registration under Rule 701 promulgated under the Securities Act.

(23) In February 1998, the Registrant issued 3,825 shares of the Registrant's Common Stock upon the exercise of an outstanding stock option for an aggregate exercise price of $638 to an employee of the Registrant in reliance upon the exemption from registration under Rule 701 promulgated under the Securities Act.

(24) In March 1998, under the Registrant's 1992 Stock Option Plan, the Registrant granted options to purchase an aggregate of 22,500 shares of the Registrant's Common Stock to an employee of the Registrant in reliance upon the exemption from registration under Rule 701 promulgated under the Securities Act.

(25) In March 1998, the Registrant issued 1,251 shares of the Registrant's Common Stock upon the exercise of an outstanding stock option for an aggregate exercise price of $3,444 to the estate of a former director of the Registrant in reliance upon the exemption from registration under Rule 701 promulgated under the Securities Act.

(26) In March 1998, the Registrant issued 3,450 shares of the Registrant's Common Stock upon the exercise of an outstanding stock option for an aggregate exercise price of $575 to an employee of the Registrant in reliance upon the exemption from registration under Rule 701 promulgated under the Securities Act.

(27) In March 1998, the Registrant issued 15,000 shares of the Registrant's Common Stock to Hoffman Enterprises, the Registrant's landlord, as partial reimbursement for expenses incurred by Hoffman Enterprises in relocating other tenants in order to facilitate the Company's expansion in reliance upon the exemption from registration under Section 4(2) of the Securities Act.

(28) In April 1998, the Registrant issued 17,400 shares of the Registrant's Common Stock upon the exercise of outstanding stock options for an aggregate exercise price of $5,300 to employees of the Registrant in reliance upon the exemption from registration under Rule 701 promulgated under the Securities Act.

(29) In May 1998, the Registrant issued 7,500 shares of the Registrant's Common Stock to Michael J. Sherrod in consideration of his interest in his regulatory consulting business in reliance upon the exemption from registration under Section 4(2) of the Securities Act.

(30) In May 1998, the Registrant issued 6,000 shares of the Registrant's Common Stock upon the exercise of an outstanding stock option for an aggregate exercise price of $16,520 to an employee of the Registrant in reliance upon the exemption from registration under Rule 701 promulgated under the Securities Act.

(31) In June 1998, the Registrant issued 6,000 shares of the Registrant's Common Stock upon the exercise of outstanding stock options for an aggregate exercise price of $2,240 to employees of the Registrant in reliance upon the exemption from registration under Rule 701 promulgated under the Securities Act.

(32) In June 1998, the Registrant granted 525 shares of the Registrant's Common Stock to a director of the Registrant in reliance upon the exemption from registration under Rule 701 promulgated under the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  *1.1 Form of Underwriting Agreement.
  *3.1 Amended and Restated Certificate of Incorporation.
  *3.2 Amendment to Amended and Restated Certificate of Incorporation.
  *3.3 Form of Second Amended and Restated Certificate of Incorporation (to be
       filed immediately prior to effectiveness of the Registration Statement).
  *3.4 Form of Restated Certificate of Incorporation (to be filed following the closing of the Offering referred to in the Registration Statement).
  *3.5 By-Laws.
  *3.6 Form of Amended and Restated By-laws (to be effective upon effectiveness of the Registration Statement).
  *4.1 Specimen certificate for shares of Common Stock, $0.01 par value, of the
       Registrant.
  *5.1 Opinion of Goodwin, Procter & Hoar LLP as to the validity of the securities being offered.
 *10.1 Lease dated as of October 9, 1992 by and between the Registrant and
       Hoffman Enterprises.
 *10.2 1998 Stock Option and Incentive Plan of the Registrant, as amended.
 *10.3 1992 Stock Option Plan of the Registrant.
 *10.4 1998 Employee Stock Purchase Plan of the Registrant.
 *10.5 Form of Indemnification Agreement between the Registrant and each of its directors.
 *10.6 Form of Stock Option Agreement.
  10.7 License Agreement dated March 15, 1995 by and between the Registrant and
       Marion Merrell Dow Inc. (now Hoechst Marion Roussel, Inc.) (excluding certain portions which have been omitted as indicated based upon a request for confidential treatment, but which have been filed separately with the Commission).
  10.8 Principles of Cooperation Between Albany Molecular Research and Cambrex
       Corporation dated February 1, 1997 by and between the Registrant and Cambrex Corporation (excluding certain portions which have been omitted as indicated based upon a request for confidential treatment, but which have been filed separately with the Commission).
  10.9 Agreement dated December 16, 1997 by and between the Registrant and Eli
       Lilly and Company (excluding certain portions which have been omitted as indicated based upon a request for confidential treatment, but which have been filed separately with the Commission).

 *10.10 Description of Technology Development Incentive Plan.
  *11.1 Computation of income per common share.
  *21.1 Subsidiaries of the Registrant.
  *23.1 Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1 hereto).
  +23.2 Consent of KPMG Peat Marwick LLP.
  +24.1 Powers of Attorney (included on pages II-4).
  +27.1 Financial Data Schedule.

----------
* To be filed by amendment to this Registration Statement.
+ Previously filed.

 (B) FINANCIAL STATEMENT SCHEDULES

  All schedules have been omitted because they are not required or because the required information is given in the Financial Statements or Notes thereto.

ITEM 17. UNDERTAKINGS

  The undersigned registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ALBANY, STATE OF NEW YORK, ON JULY 15, 1998.

                                          Albany Molecular Research, Inc.

                                               /s/ Thomas E. D'Ambra, Ph.D.
                                          By: _________________________________
                                                 Thomas E. D'Ambra, Ph.D.
                                               Chairman and Chief Executive
                                                          Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE                DATE
              ---------                        -----                ----

    /s/ Thomas E. D'Ambra, Ph.D.       Chairman of the          July 15, 1998
-------------------------------------   Board, Chief
      THOMAS E. D'AMBRA, PH.D.          Executive Officer
                                        and Director
                                        (Principal
                                        Executive Officer)

                  *                    President and            July 15, 1998
-------------------------------------   Director
       DONALD E. KUHLA, PH.D.

    /s/ Harold M. Armstrong, Jr.       Executive Vice           July 15, 1998
-------------------------------------   President, Chief
      HAROLD M. ARMSTRONG, JR.          Financial Officer,
                                        Secretary,
                                        Treasurer and
                                        Director (Principal
                                        Accounting Officer)

                  *                    Vice President,          July 15, 1998
-------------------------------------   Senior Research
          CHESTER J. OPALKA             Chemist and
                                        Director

                  *                    Director                 July 15, 1998
-------------------------------------
     ANTHONY M. TARTAGLIA, M.D.

*By:/s/ Thomas E. D'Ambra, Ph.D.
  ----------------------------------
      THOMAS E. D'AMBRA, PH.D.
          ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

                                                                           PAGE
                                                                           ----
   *1.1 Form of Underwriting Agreement.
   *3.1 Amended and Restated Certificate of Incorporation.
   *3.2 Amendment to Amended and Restated Certificate of Incorporation.
   *3.3 Form of Second Amended and Restated Certificate of Incorporation
        (to be filed immediately prior to effectiveness of the
        Registration Statement).
   *3.4 Form of Restated Certificate of Incorporation (to be filed following the closing of the Offering referred to in the
        Registration Statement).
   *3.5 By-Laws.
   *3.6 Form of Amended and Restated By-laws (to be effective upon effectiveness of the Registration Statement).
   *4.1 Specimen certificate for shares of Common Stock, $0.01 par value, of the Registrant.
   *5.1 Opinion of Goodwin, Procter & Hoar LLP as to the validity of the securities being offered.
  *10.1 Lease dated as of October 9, 1992 by and between the Registrant and Hoffman Enterprises.
  *10.2 1998 Stock Option and Incentive Plan of the Registrant, as
        amended.
  *10.3 1992 Stock Option Plan of the Registrant.
  *10.4 1998 Employee Stock Purchase Plan of the Registrant.
  *10.5 Form of Indemnification Agreement between the Registrant and each of its directors.
  *10.6 Form of Stock Option Agreement.
   10.7 License Agreement dated March 15, 1995 by and between the
        Registrant and Marion Merrell Dow Inc. (now Hoechst Marion
        Roussel, Inc.) (excluding certain portions which have been omitted as indicated based upon a request for confidential treatment, but which have been filed separately with the
        Commission).
   10.8 Principles of Cooperation Between Albany Molecular Research and
        Cambrex Corporation dated February 1, 1997 by and between the
        Registrant and Cambrex Corporation (excluding certain portions which have been omitted as indicated based upon a request for confidential treatment, but which have been filed separately with the Commission).
   10.9 Agreement dated December 16, 1997 by and between the Registrant and Eli Lilly and Company (excluding certain portions which have been omitted as indicated based upon a request for confidential treatment, but which have been filed separately with the
        Commission).
 *10.10 Description of Technology Development Incentive Plan.
  *11.1 Computation of income per common share.
  *21.1 Subsidiaries of the Registrant.
  *23.1 Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1 hereto).
  +23.2 Consent of KPMG Peat Marwick LLP.
  +24.1 Powers of Attorney (included on pages II-4).
  +27.1 Financial Data Schedule.

----------
* To be filed by amendment to this Registration Statement.
+ Previously filed.